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                                                                   EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

VERITAS Software Corporation:

      We consent to the incorporation by reference in the registration statements (Nos. 333-106820, 333-105670, 333-104304, 333-89258, 333-89252,
333-76822, 333-68422, 333-57882, 333-38460, 333-86179, 333-79841, and 333-25927)
on Form S-8 and in the registration statements (No.333-109330 and 333-80851) on Form S-3 of VERITAS Software Corporation of our report dated June 4, 2004, with respect to the consolidated balance sheets of VERITAS Software Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of VERITAS Software Corporation.

Our report dated June 4, 2004, contains an explanatory paragraph that refers to the Company's restatement of the consolidated financial statements as of and for each of the years in the two-year period ended December 31, 2002, the adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" effective January 1, 2002 and the adoption of Financial Accounting Standards Board Interpretation No. (FIN) 46, "Consolidation of Variable Interest Entities an Interpretation of ARB No. 51," effective July 1, 2003.

                                                /s/ KPMG LLP

                                                Mountain View, California
                                                June 11, 2004